Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CRH Medical Corporation

We consent to the use of:

1.  Our audit report, dated February 12, 2015, on the consolidated financial statements of CRH Medical Corporation, which comprise the consolidated balance sheets as at December 31, 2014 and December 31, 2013, the consolidated statements of operations and comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information;

2. Our audit report, dated February 12, 2015, on the combined carve-out financial statements of Gastroenterology Anesthesia Associates, which comprise the combined carve-out statements of financial position as at December 31, 2013 and December 31, 2012 and the combined carve-out statements of comprehensive income, changes in equity and cash flows from incorporation on June 12, 2012 to December 31, 2012 and the year ended December 31, 2013, and notes, comprising a summary of significant accounting policies and other explanatory information; and

3.  Our audit report, dated March 17, 2014, on the consolidated financial statements of CRH Medical Corporation, which comprise the consolidated statements of financial position as at December 31, 2013 and December 31, 2012, the consolidated statements of operations and other comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information which are incorporated by reference in this Registration Statement on Form S-8.

Our report on the financial statements of Gastroenterology Anesthesia Associates dated February 12, 2015 contains an explanatory paragraph that states that the combined carve-out financial statements have been prepared on a basis of preparation as described in note 1 to those financial statements.

/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
September 14, 2015